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                                                                 EXHIBIT 10.5(a)

                                   RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                December 18, 2000






         WHEREAS, pursuant to Article IX, Section 2 of the Company's 1994 Incentive Plan (the "Plan") the Board desires to amend the Plan in certain respects;

         NOW THEREFORE, BE IT RESOLVED, that the following Section 4 be, and it hereby is, added to Article III of the Plan:


                  "4. Restricted Stock Units. The Committee may also, in its discretion, authorize the granting of Restricted Stock Units to such eligible persons as may be selected by the Committee (a "Grantee"). Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

                  (a) Each such grant shall constitute the agreement by the
                      Company to deliver Common Stock to the Grantee in the future in consideration of the performance of services by the Grantee, but subject to the fulfillment of such conditions, if any, as the Committee may specify.

                  (b) Each such grant may be made without additional
                      consideration or in consideration of a payment by the Grantee that is less that the Fair Market Value per share of Common Stock at the date of grant.

                  (c) For the purposes of this Section 4, the term "Vesting
                      Period" shall mean the period, if any, specified in the Agreement pertaining to any Restricted Stock Unit or Units between the date of issuance of such Units (or a portion thereof) and the date on which Common Stock is issuable pursuant thereto. Each such grant of Restricted Stock Units shall be subject to a Vesting Period of not less than one (1) year, as determined by the Committee at the date of grant, and shall provide for the early lapse and termination of such Vesting Period upon a Change in Control as provided in Article IX, Section 8 of this Plan. Unless otherwise determined by the Committee at the time of grant of any Restricted Stock Unit, if the employment by the Company or any of its subsidiaries of the Grantee thereof terminates by reason of retirement on or after age 65 (or prior to such age with the consent of the Committee), Disability or death, the Vesting Period applicable to such


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                      Restricted Stock Unit shall be deemed, as of the date of
                      such termination, to be terminated. In the event that a Grantee ceases to be an employee of the Company or one of its subsidiaries for reasons other than retirement on or after age 65 (or prior to such age with the consent of the Committee), death or Disability, any of such Grantee's Restricted Stock Units for which the Vesting Period has not expired, lapsed or been terminated shall be forfeited.

                  (d) At the time of any grant of Restricted Stock Units, the
                      Committee, in its discretion, may authorize the Grantee to defer the receipt of Common Stock with respect to any Unit for which the Vesting Period has expired, lapsed or been terminated for such period or periods as may be specified by the Committee and set forth in the related Agreement.

                  (e) The Grantee shall have no right to transfer any rights under his or her award or Restricted Stock Units and, unless and until Common Stock has been issued to the Grantee pursuant to a Restricted Stock Unit, shall have no rights of ownership in the Common Stock subject to such Restricted Stock Units and shall have no right to vote such stock, but the Committee may, at or after the date of grant, authorize the payment of dividend equivalents on such Common Stock on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

                  (f) Each grant or sale of Restricted Stock Units shall be
                      evidenced by an Agreement executed on behalf of the Company by any officer and delivered to and accepted by the Grantee and shall contain such terms and provisions, consistent with the Plan, as the Committee, may approve."


                  RESOLVED FURTHER, that Article IX, Section 8 (a)(1) of the Plan shall be amended by (i) the addition of the following clause (vi); "(vi) the Vesting Period applicable to any Restricted Stock Unit shall lapse;" and (ii) the present clause (vi) of Section 8 (a) (1) of the Plan shall be renumbered "(vii)".

                  RESOLVED FURTHER, that Article IX, Section 8 (a)(2) of the Plan shall be amended by adding to clause (iii) thereof the words "Restricted Stock Units".